NEWS RELEASE

PARK PLACE ENERGY CORP.

OTCBB: PKPL

FRANKFURT: 3P2

Park Place Energy Corp. Announces Ticker Symbol Change

Vancouver, British Columbia December 11, 2008 - Park Place Energy Corp. ("Park Place" or "the Corporation") The Corporation has been advised by the NASDAQ - OMX, that the Corporation's ticker symbol will be changed from PRPL to PKPL effective at the open of business on Friday, December 12, 2008. The share capital of the Corporation remains unchanged.

About Park Place

Park Place is a North American oil and gas company that is participating in high impact opportunities. The Company currently has gas production in North-East British Columbia and is committed to developing the asset as well as acquiring additional blue-sky gas opportunities in the area, with a focus on shale gas. Park Place's management is focused on optimizing profitability and enhancing shareholder value.

For Further Information Contact:

Investor Relations: 1 (877) 685 0076

Email: info@parkplaceenergy.com
Website: www.parkplaceenergy.com

Certain information regarding the Corporation contained herein may constitute forward-looking statements. These statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although Park Place believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements are subject to certain risks and uncertainties and may be based on assumptions that could cause actual results to differ materially from those anticipated or implied. The Corporation is under no obligation to update or alter any forward-looking statement. These risks include operational and geological risks, the ability of the Corporation to raise necessary funds for exploration and the fact that the Corporation does not operate all its properties. Park Place's forward-looking statements are expressly qualified in their entirety by this cautionary statement.